UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 24, 2012
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangments of Certain Officers.

Effective January 24, 2012, the Company’s Board of Directors accepted the resignations of Dr. Teruaki Aoki and Mr. James W. Bagley as members of the Company’s Board of Directors.  Prior to his resignation, Dr. Aoki served as the Chairman of the Company’s Compensation Committee.  The full text of the press release issued in connection with the resignations of Dr. Aoki and Mr. Bagley from the Board of Directors is attached as Exhibit 99.1a to this Current Report on Form 8-K.

On January 24, 2012, D. Mark Durcan, informed the Company’s Board of Directors of his intention to retire as the Company’s President and Chief Operating Officer at the end of the fiscal year (August 30, 2012) and the Board of Directors appointed Mark W. Adams, the Company’s Vice President of Worldwide Sales, to succeed Mr. Durcan as President and Chief Operating Officer upon Mr. Durcan’s retirement.  Mr. Adams, age 47, has been the Company’s Vice President of Worldwide Sales since July 2008.  He joined the Company as Vice President of Digital Media in June 2006 when the Company acquired Lexar Media, Inc. (“Lexar”).   From January 2006 until he joined the Company, Mr. Adams served as Lexar’s Chief Operating Officer.

The full text of the press release issued in connection with the resignation of Mr. Durcan and the appointment of Mr. Adams is attached as Exhibit 99.1b to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 24, 2012, the Company’s Board of Directors amended the Company’s Bylaws to decrease the authorized number of directors from eight (8) to six (6) to accommodate the resignations of Dr. Teruaki Aoki and Mr. James W. Bagley from the Company’s Board of Directors.   The Company’s Bylaws, as amended, are attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2011 Annual Meeting of Shareholders was held on January 24, 2012.  At the meeting, the following proposals were submitted to a vote of the shareholders:

Proposal 1

The following nominees for Directors were elected.  Each person elected as a Director will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified.

Name of Nominee	For	Against	Abstain

Steven R. Appleton	641,394,771	24,721,060	1,053,838
Robert L. Bailey	654,394,937	11,733,359	1,041,373
Patrick J. Byrne	655,821,615	10,314,046	1,034,008
Mercedes Johnson	658,437,776	7,687,687	1,044,206
Lawrence N. Mondry	654,373,288	11,744,715	1,051,666
Robert E. Switz	655,012,304	11,089,554	1,067,811

Proposal 2

The proposal by the Company to approve an amendment to the 2004 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 20,000,000 was approved with 521,142,412 votes in favor, 142,744,603 votes against, and 3,282,654 abstentions.

        Proposal 3

The ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending August 30, 2012, was approved with 809,894,449 votes in favor, 20,931,480 votes against, and 1,310,168 abstentions.

    Proposal 4

The proposal by the Company to approve a non-binding resolution approving the compensation of our Named Executive Officers was approved with 606,101,271 votes in favor, 59,901,544 votes against, and 1,166,854 abstentions.

    Proposal 5

The proposal by the Company to approve in a non-binding vote an annual shareholder vote on future say-on-pay proposals was approved with 612,202,247 votes in favor for every year, 1,668,015 votes in favor for every two years, 51,491,578 votes in favor for every three years, and 1,807,829 abstentions.

Based on these results, and consistent with the Board of Directors’ recommendation included in the Proxy Statement, the Board of Directors has determined that the Company will hold an advisory vote on say-on-pay each year until the next advisory vote on the frequency of say-on-pay voting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1a	Press Release issued on January 24, 2012
99.1b	Press Release issued on January 26, 2012
99.2	Bylaws of the Registrant, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	January 26, 2012	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JANUARY 24, 2012

Exhibit No.	Description
99.1a	Press Release issued on January 24, 2012
99.1b	Press Release issued on January 26, 2012
99.2	Bylaws of the Registrant, as amended